Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-216025) of FRP Holdings, Inc. of our report dated April 15, 2026, relating to the consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2025.

Respectfully submitted,

/s/ Baker Tilly US, LLP

Jacksonville, Florida
April 15, 2026